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Exhibit 5.1
Simpson Thacher & Bartlett LLP
900 G STREET, NW WASHINGTON, D.C. 20001 ________________
TELEPHONE: +1-202-636-5500 FACSIMILE: +1-202-636-5502
August 10, 2026
The Carlyle Group Inc.
1001 Pennsylvania Avenue, NW
Washington, D.C. 20004
To the Addressee Stated Above:
We have acted as counsel to The Carlyle Group Inc., a Delaware corporation (the
“Company”), in connection with the Registration Statement on Form S-8 (the “Registration
Statement”), filed by the Company with the Securities and Exchange Commission (the
“Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the
Company of up to 38,000,000 shares of common stock of the Company, par value $0.01 (the
“Shares”), pursuant to The Carlyle Group Inc. Amended and Restated 2012 Equity Incentive
Plan (the “Plan”).
We have examined the Registration Statement, the Amended and Restated
Certificate of Incorporation of the Company and the Bylaws of the Company, which have been filed with the Commission as exhibits to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the
Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.
In rendering the opinion set forth below, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.
Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, upon issuance and delivery in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.
We do not express any opinion herein concerning any law other than the
Delaware General Corporation Law.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the
Registration Statement and to the use of our name under the caption “Interests of Named Experts and Counsel” contained in the Registration Statement.
                                                Very truly yours,
                                                /s/ Simpson Thacher & Bartlett LLP
                                                SIMPSON THACHER & BARTLETT LLP